                                                                   EXHIBIT 10.17



                         PRE-CONSTRUCTION IRU AGREEMENT

                                    Between

                            FTV COMMUNICATIONS, LLC

                                      and

                            ELECTRIC LIGHTWAVE, INC.



                            Dated October 16, 1997

                               TABLE OF CONTENTS
                               -----------------


                                                                   Page
                                                                   ----
ARTICLE I.         CONSTRUCTION....................................   1
                   ------------

ARTICLE II.        PAYMENT; CONVEYANCE OF IRU......................   4
                   --------------------------

ARTICLE III.       CONNECTION OF ELI NETWORK TO THE SYSTEM.........   6
                   ---------------------------------------

ARTICLE IV.        ACCEPTANCE AND TESTING OF IRU FIBERS............   6
                   ------------------------------------

ARTICLE V.         SYSTEM DOCUMENTATION............................   7
                   --------------------

ARTICLE VI.        TERM............................................   7
                   ----

ARTICLE VII.       OPERATION, MAINTENANCE, AND REPAIR OF THE SYSTEM   8
                   ------------------------------------------------

ARTICLE VIII.      PERMITS; PHYSICAL PLANT AND REQUIRED RIGHTS.....  10
                   -------------------------------------------

ARTICLE IX.        RELOCATION......................................  10
                   ----------

ARTICLE X.         USE OF THE SYSTEM...............................  12
                   -----------------

ARTICLE XI.        INDEMNIFICATION.................................  13
                   ---------------

ARTICLE XII.       INSURANCE.......................................  14
                   ---------

ARTICLE XIII.      TAXES AND FRANCHISE, LICENSE AND PERMIT FEES....  15
                   --------------------------------------------

ARTICLE XIV.       SYSTEM WARRANTIES...............................  16
                   -----------------

ARTICLE XV.        NOTICE..........................................  17
                   ------

ARTICLE XVI.       CONFIDENTIALITY.................................  18
                   ---------------

ARTICLE XVII.      DEFAULT.........................................  19
                   -------

ARTICLE XVIII.     FORCE MAJEURE...................................  22
                   -------------

ARTICLE XIX.       ARBITRATION.....................................  22
                   -----------

ARTICLE XX.        WAIVER..........................................  23
                   ------

ARTICLE XXI.       GOVERNING LAW...................................  23
                   -------------

ARTICLE XXII.      RULES OF CONSTRUCTION...........................  23
                   ---------------------

ARTICLE XXIII.     ASSIGNMENT......................................  24
                   ----------

ARTICLE XXIV.      REPRESENTATIONS AND WARRANTIES..................  25
                   ------------------------------

ARTICLE XXV.       ENTIRE AGREEMENT; AMENDMENT.....................  26
                   ---------------------------

ARTICLE XXVI.      RELATIONSHIP OF THE PARTIES.....................  26
                   ---------------------------

ARTICLE XXVII.     SEVERABILITY....................................  26
                   ------------

ARTICLE XXVIII.    COUNTERPARTS....................................  26
                   ------------

ARTICLE XXIX.      CERTAIN DEFINITIONS.............................  27
                   -------------------

ARTICLE XXX.       AUDIT RIGHTS....................................  30
                   ------------

EXHIBITS
--------

Exhibit A    Cable Installation Specifications

Exhibit B    Fiber Specifications

Exhibit C    Fiber Splicing, Testing and Acceptance Standards

Exhibit D    Regenerator/Amplifier Site Specifications

Exhibit E    As-Built Drawing Specifications

Exhibit F    Operations Specifications

Exhibit G    Colocation

Exhibit H    Pass-Through Provisions


ATTACHMENTS
-----------

Attachment 1    Route Map

                         PRE-CONSTRUCTION IRU AGREEMENT

     THIS IRU PRE-CONSTRUCTION AGREEMENT (this "Agreement") is made as of the 16th day of October, 1997, (the "Effective Date") by and among FTV COMMUNICATIONS, LLC, a Delaware limited liability company ("FTV"), having its principal office at 210 SW Morrison, Suite 300, Portland, Oregon 97204 and ELECTRIC LIGHTWAVE, INC. ("ELI"), a Delaware corporation, whose address is 8100 NE Parkway Drive, Suite 150, Vancouver, Washington 98662.

                                   BACKGROUND
                                   ----------

     WHEREAS, FTV intends to construct a fiber optic communication system as set forth in Attachment 1 hereto (the "System Route"); and
         ------------


     WHEREAS, ELI desires to purchase from FTV and FTV desires to sell to ELI an indefeasible right to use (an "IRU") in the optical fibers (the "IRU Fibers") in the quantity and of the type to be determined upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties hereby agree as follows:


ARTICLE I.   CONSTRUCTION
             ------------


     A. FTV shall install the Cable (capitalized terms used in this Agreement are defined in Article XXIX of this Agreement entitled Certain Definitions) as
                                                       -------------------
described in this Paragraph I.A.  Specifically FTV shall:

          1.  Install the Cable according to the specifications set forth in

Exhibit A, using the fiber specifications given in Exhibit B, along the System
---------                                          ---------
Route.

          2. Splice and test the installed Cable pursuant to the requirements set forth in Article IV of this Agreement entitled Acceptance and Testing of IRU
                                                   -----------------------------
Fibers and in Exhibit C.
------        ---------

          3. Comply with all applicable laws, rules and regulations (including environmental) and obtain all necessary permits, franchises, easements and rights-of-way needed to install the Cable and to deliver the IRU Fibers to ELI.

          4. If requested, provide ELI with a monthly progress report which shall include, among other things, notice of any anticipated events that may materially delay or accelerate the Scheduled Completion Date or the Revised Scheduled Completion Date, as applicable, or the anticipated Completion Date. Upon reasonable request by ELI, FTV shall also


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 1 of 30
provide such reports during periods between the monthly reports; provided
                                                                 --------
that such reports shall not be requested more frequently than once per week.

          5. At any location where ELI has optronic equipment in FTV-operated space, as part of the Enhanced Maintenance Services, allow ELI access at no additional cost to all environmental alarms relating to such space by means of an electrical contact point located in such space. ELI shall be responsible for obtaining any facilities needed to connect these contact points to ELI's monitoring system.


     B.  FTV warrants and represents that, upon the Completion Date:

          1. The System shall be designed, engineered, installed and constructed to perform in accordance with the specifications set forth in the Exhibits.
--------

          2. It shall have performed all necessary surveying and mapping for the System, including, without limitation:

                   a) A complete locations survey of the System Route, in accordance with standard telecommunication engineering practices; and

                   b) Survey of sites for regeneration stations and other facilities.

          3. It shall have acquired all land, rights-of-way and easements necessary for the continuous operation and maintenance of the System, and for the connection of the ELI network to the System in accordance with Article III of this Agreement, to enable ELI to use the IRU Fibers to provide telecommunications services over the System throughout the Term of this Agreement, including:

                   a) Easements, IRU's, rights-of-way, conduit or other leases, fee interests and other rights, that are recorded (as applicable), in the Office of the Recorder of Deeds of the appropriate county or in such other offices as may be appropriate; and

                   b) Permits for highway, railroad and waterway crossings as well as all other permits necessary for the construction of the System.


     C. ELI shall have the right, but not the obligation, to inspect all R of W Agreements. Any inspection by ELI shall be in compliance with and subject to confidentiality and similar provisions of such R of W Agreements. In the event any problem arises concerning either the adequacy or validity of such R of W Agreements or their termination prior to the Term of this Agreement, FTV, at its expense, shall take all reasonably necessary steps to allow the System to operate and be maintained through the Term of this Agreement. FTV shall not have any obligation to ELI under the preceding sentence to the extent that such problem is due to a Force Majeure Event, ELI's violation of this Agreement, or to ELI's intentional or negligent act or


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 2 of 30
omission. In the event FTV refuses to fulfill its obligations under this paragraph, ELI shall be entitled to obtain specific performance of such obligations from FTV.


     D. ELI shall have the right to review permits, franchises, easements, rights-of-way and similar contracts and records of FTV relating to the System and the construction and maintenance of the Cable. In addition, ELI shall have the right at its own expense and without unreasonable interference with the Installation or FTV's construction schedule, to observe construction and to perform reasonable inspections to ensure that all construction is in accordance with the provisions of this Agreement, including the specifications set forth on Exhibit A, drawings, easement provisions, and the terms of applicable contracts
---------
and codes. FTV shall keep ELI advised of the progress of the Installation in order to facilitate ELI's right to conduct such observations and inspections. ELI's right to observe and inspect shall include, but not be limited to, the following:

          1. Observing and inspecting construction operations, including, but not limited to, clearing, grading, ditching, fiber placement, splicing, and clean-up; and

          2. Observing tests of the fiber within the Cable, which observation shall not unreasonably interfere with such tests.

     E. FTV shall diligently seek to complete the Installation of the Cable by the Scheduled Completion Date. However, FTV shall have the one time right to extend the Scheduled Completion Date to a Revised Scheduled Completion Date, on the terms and conditions set forth in this Paragraph I.E. If it appears reasonably certain that Installation of the Cable will be delayed beyond the Scheduled Completion Date, FTV, at least ninety (90) days prior to the Scheduled Completion Date, may give written notice to ELI of such circumstance. If FTV does not notify ELI of the delay at least ninety (90) days before the Scheduled Completion Date, the original Scheduled Completion Date shall remain in effect and FTV shall not have any further right to request an extension of time to complete the Installation of the Cable. Within thirty (30) days of such notice, FTV shall provide to ELI a new schedule for the completion of the Installation including a Revised Scheduled Completion Date. The Revised Scheduled Completion Date may not be more than ninety (90) days after the original Scheduled Completion Date. During the time a new construction schedule is being developed, FTV shall continue the Installation of the Cable.


     F. If Installation has not been completed by the sixtieth (60th) day following the original Scheduled Completion Date or the Revised Scheduled Completion Date, as applicable, FTV shall continue work to complete the Installation of the Cable. However, FTV shall pay to ELI liquidated damages in the amount of $25,000.00 per day for each day beyond the thirtieth (30th) day following the original Scheduled Completion Date or the Revised Scheduled Completion Date, as applicable, through and including the date Installation is completed. FTV shall pay such liquidated damages to ELI within ten (10) days of demand from ELI, which demand may be made not more frequently than once per month. Late payments of such amounts shall accrue interest from the date due until paid at a rate equal to eighteen percent (18%) per


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 3 of 30
annum or, if lower, the highest percentage allowed by law. If Installation has not been completed by the sixtieth (60th) day following the original Scheduled Completion Date or the Revised Scheduled GCompletion Date, as applicable, ELI, at is option, may notify FTV in writing that ELI will assume all or part of the construction project administration, and FTV shall work with ELI to transfer to ELI that part of the construction project administration as may be requested by ELI. No penalty shall be assessed against FTV after ELI has exercised its option to complete the Installation of the Cable. If ELI participates in such construction, FTV shall promptly reimburse ELI the Direct Costs necessarily (as determined by the specifications contained in Exhibits A and C) incurred by ELI
                                              ----------------
in such participation; provided, however, that FTV may elect to set off any such
                       --------  -------
reimbursement against the payments in Paragraph II.A. in the following order - first to II.A.4., then to II.A.3., then to II.A.2. ELI shall provide reasonable supporting documentation for its Direct Costs.

ARTICLE II.   PAYMENT; CONVEYANCE OF IRU
              --------------------------

     A. FTV, upon the terms, covenants and conditions contained in this Agreement hereby grants to ELI an exclusive IRU in and to the IRU Fibers. ELI shall pay FTV $________/*/ per actual Route Mile, payable as follows:

          1. Twenty-five percent (25%) of the estimated IRU payment [based on the estimated 1,620 Route Miles] on or before November 15, 1997;

          2. Twenty-five percent (25%) of the IRU payment [based on the actual Route Miles] within thirty (30) days of the Completion Date;

          3. Twenty-five percent (25%) of the IRU payment [based on the actual Route Miles] within thirty (30) days of the first anniversary of the Completion Date; and

          4. Twenty-five percent (25%) of the IRU payment [based on the actual Route Miles] within thirty (30) days of the second anniversary of the Completion Date.


To the extent that the actual Route Miles varies from 1,620 miles, the payment in Paragraph II.A.1. above shall be adjusted to reflect the actual Route Miles at $________* per Route Mile, and any decrease or increase resulting from such adjustment shall be reflected in the payment to be made pursuant to Paragraph II.A.2. above. As a condition precedent to ELI's payment obligations under this Paragraph II.A., FTV shall deliver to ELI on or before November 15, 1997, a comfort letter from the parent of each of FTV's members stating that the transaction contemplated by this Agreement has been authorized and will be funded in accordance with the terms of this Agreement. If FTV fails to deliver such comfort letters to ELI by such date, ELI shall not be required to make the payment described in Paragraph II.A.1. and, at its option, may terminate this Agreement.


--------------------
/*/ Confidential material has been omited pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 4 of 30

     B. FTV and ELI intend that the price charged to ELI for the IRU in the System be at the lowest price charged by FTV for any comparable transactions made by FTV within two years from the Completion Date. In order to accomplish such intention, an adjustment may be required on more than one occasions, and one or more of the payments scheduled above may require adjustment. If the following conditions are satisfied, the total amount due from ELI to FTV will be adjusted: (1) prior to the second anniversary of the Completion Date, FTV sells an IRU in the Cable to another party in an installment sale or cash transaction similar to that described in this Agreement; (2) the sale of an IRU covers a segment of the System Route in excess of 150 miles; and (3) the Present Value price, including basic maintenance elements (comparable to the Basic Maintenance Services provided to ELI pursuant to this Agreement), for such other party is less than $1,291.66 per actual fiber mile for less than or equal to 24 fibers. In such event, the adjustment would be in such amount as to reduce ELI's cost per Route Mile for the segment of the System Route to which such sale of an IRU applies to the effective cost per Route Mile for such other party. ELI's next payment due as set forth in Paragraph II.A. above shall be adjusted accordingly.

     C. The amounts described in Paragraphs II.A.3. and 4. shall bear interest until paid in full at the Prime Rate plus 3%. Such amounts, including any accrued interest, may be prepaid at anytime prior to the date due without premium or penalty


     D. ELI hereby grants to FTV a security interest in the IRU, the IRU Fibers and the proceeds from any sale, swap or other transfer of IRU in the IRU Fibers to secure the payments, including interest, described in Paragraphs II.A. and II.C., and agrees to execute, deliver and cooperate with respect to the filing of such documents, including financing statements, as FTV may reasonably request to evidence and perfect its security interest. FTV's security interests shall terminate upon payment in full of all such amounts and, following such payment, FTV shall terminate all filings it may have made to perfect its security interests.


     E. After the Fiber Acceptance Testing for any segment of the System has been accepted or deemed accepted by ELI as described in Article IV of this Agreement entitled Acceptance and Testing of IRU Fibers, and following receipt
                   ------------------------------------
by FTV of the payment described in Paragraph II.A.1., ELI may exercise its IRU for such segment. At any time after payment of the amount described in Paragraph II.A.1., ELI may sell, lease, assign or swap an IRU or other interest in the IRU Fibers to another party upon prior or simultaneous payment to FTV in cash of $1,200 per fiber mile for the number of IRU Fibers in which the IRU or other interest is sold, leased, assigned or swapped; provided that such party is
                                                     --------
subject to and bound by provisions substantially the same as those set forth in

Exhibit H.  Such payment to FTV shall be applied by FTV to reduce the amount of
---------
the payments due from ELI to FTV pursuant to Paragraph II.A. in the following order - first to II.A.4., then to II.A.3., then to II.A.2. FTV agrees that upon receipt of the payment called for in this Paragraph II.E. it shall release its security interests in the IRU, the IRU Fibers and proceeds to which the payment relates, if not previously released. The IRU granted to ELI shall be for the exclusive use of the IRU Fibers in each segment of the System along the entirety of the System Route. After ELI has paid in full the amounts described in Paragraph II.A., with any accrued interest as described in Paragraph II.C. above, it may sell,


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 5 of 30
lease, assign, swap or otherwise transfer an IRU in the IRU Fibers without further payment obligation to FTV or FTV's consent.



ARTICLE III.   CONNECTION OF ELI NETWORK TO THE SYSTEM
               ---------------------------------------


     A. Subject to the provisions herein, ELI shall be responsible for all costs to connect its facilities with the IRU Fibers. Subject to Exhibit G, ELI
                                                                 ---------
may connect its system or other fiber optic systems controlled by it with the IRU Fibers at ELI's sole cost, at any Connecting Point along the System; provided, however, any connection requiring a splice to be entered shall be
--------  -------
performed by FTV at ELI's sole expense. In order to schedule a connection of this type ELI shall coordinate the work at least thirty (30) days in advance of the date the connection is requested to be completed. FTV shall use commercially reasonable efforts to accommodate the request. Such work shall be restricted to the Planned System Work Period set forth in Exhibit F to this
                                                          ---------
Agreement unless otherwise agreed to in writing for specific projects. FTV shall also provide ELI reasonable access to any Connecting Point during the Term of this Agreement.

     B. FTV may prohibit ELI from making a connection if FTV can demonstrate to ELI's reasonable satisfaction that use of a proposed Connecting Point would materially and adversely affect the System. ELI shall not employ equipment or technologies that will interfere with the use of the remaining fibers or damage the fibers in the System.



ARTICLE IV.   ACCEPTANCE AND TESTING OF IRU FIBERS
              ------------------------------------

     A. FTV shall test the IRU Fibers in accordance with the Fiber Acceptance Testing Standards to verify that they are operating in accordance with the specifications in Exhibit C. Fiber Acceptance Testing shall progress segment by
                  ---------
segment along the System as cable splicing progresses, so that test results may be reviewed in a timely manner. ELI shall have the right, but not the obligation, to have a person or persons present to observe FTV Fiber Acceptance Testing and FTV agrees to provide ELI prior notice of FTV's testing schedule. Within fourteen (14) days of the conclusion of FTV Fiber Acceptance Testing of the IRU Fibers along a segment, FTV shall provide ELI with a copy of the test results.

     B. If, within ten (10) days after receipt by ELI from FTV of the initial test results referred to above or of the results of re-testing as set forth below, ELI reasonably determines that the test results are unacceptable, ELI shall, within such ten (10) day period, notify FTV of such determination and ELI shall have the right, but not the obligation, at its sole expense, to conduct its own Fiber Acceptance Testing of the IRU Fibers to verify that they are operating in accordance with the specifications in Exhibit C. Subject to
                                                   ---------
Paragraph IV.D., ELI shall commence its Fiber Acceptance Testing of the IRU Fibers within ten (10) days of such notice to FTV and shall complete such testing within fourteen (14) days thereafter. FTV shall have the right, but not the obligation, to have a person or persons present to observe ELI's Fiber


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 6 of 30

Acceptance Testing. Within fourteen (14) days of the conclusion of ELI's Fiber Acceptance Testing of the IRU Fibers, ELI shall provide FTV with a copy of the test results.

     C. In the event the results of the tests of the IRU Fibers show the IRU Fibers are not operating within the parameters of the applicable specifications, ELI shall notify FTV in writing that the results with respect to some or all portions of the IRU Fibers are unacceptable. Thereupon, FTV shall expeditiously take such action as shall be reasonably necessary with respect to such portion of the IRU Fibers that do not operate within the parameters of the specifications to bring the operating standards of such portion of the IRU Fibers within such parameters. After taking such actions and re-testing of the IRU Fibers, FTV shall provide ELI with a copy of the new test results and ELI shall again have the right to conduct its own Fiber Acceptance Testing as set forth above. The cycle described above of testing, taking corrective action and re-testing shall take place as many times as necessary to ensure that the IRU Fibers operate within the parameters of the applicable specifications.

     D. ELI shall be deemed to have accepted the IRU Fibers unless it notifies FTV within ten (10) days of receipt of FTV Fiber Acceptance Testing results that such results are unacceptable. If the test results of ELI Fiber Acceptance Testing are within the parameters of the specifications in Exhibit C, ELI shall,
                                                           ---------
within ten (10) days of receipt of ELI's test results, provide FTV with a written notice accepting the IRU Fibers. The date of this notice or the date of deemed acceptance of the IRU Fibers (for all segments in the System), as the case may be, shall be the "Completion Date."



ARTICLE V.   SYSTEM DOCUMENTATION
             --------------------

     After the Completion Date and upon ninety (90) days prior notice from ELI, FTV shall provide ELI with documentation ("Deliverables") that shall consist of the following:

          1. As-built drawings for the System complying with the specifications for as-built drawings set forth in Exhibit E; and
                                   ---------

          2. Technical specifications of the Cable and associated splices and other equipment placed in the System as set forth on Exhibits A, B, C and D.
                                                     ----------------------



ARTICLE VI.   TERM
              ----

     A. The Term of this Agreement shall begin on the Effective Date and shall end on the twentieth (20th) anniversary of the Completion Date. Subject to the conditions set forth below, ELI may, by written notice, extend the Term for an additional ten (10) year period and, if it has so elected to extend the Term, it may, by written notice, extend the term for a second ten (10) year period. ELI shall provide the written notice at least one year in advance of the date the Term would expire absent such notice. Subject only to the renegotiation of charges for the Basic


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 7 of 30

Maintenance Services and the Enhanced Maintenance Services (as described in Paragraph VII.H. below), any extension of the Term shall be on the same terms and conditions as contained in this Agreement, for no additional consideration.

     B. ELI may not exercise its initial or subsequent right to extend the Term of this Agreement if FTV, in its reasonable opinion, determines that operation or maintenance of the Cable is no longer commercially practicable; provided that
                                                                   --------
FTV shall in such case offer to quitclaim to ELI all of FTV's rights in the IRU Fibers, together with licenses or assignments (at FTV's option) allowing ELI to maintain the IRU Fibers in the existing rights-of-way, to the extent FTV has the right to convey such licenses. If ELI accepts FTV's offer, then all FTV obligations under this Agreement shall terminate as of the date as of such conveyance, except for those set forth in Articles XI, XVI and XIX of this
            ------
Agreement entitled Indemnification, Confidentiality, and Arbitration,
                   ---------------  ---------------      -----------
respectively. SUCH QUITCLAIM TRANSFER SHALL BE ON AN "AS IS" BASIS AND WITHOUT WARRANTIES AS TO THE SYSTEM OR TITLE TO THE RIGHTS OF WAY.

     C. Subject to the extension rights described above, upon the expiration of the Term of this Agreement, ELI's IRU in the System shall immediately terminate and all rights of ELI to use the System, or any part thereof, shall cease and FTV shall owe ELI no additional duties or consideration. Within sixty (60) days after the end of the Term, unless the parties agree otherwise, ELI shall remove all electronics and equipment from any FTV facilities at ELI's sole cost under FTV's supervision.

     D.  Notwithstanding the foregoing and except as provided in Paragraph A of
                                           ------
this Article, no termination of this Agreement shall affect the rights or obligations of any party hereto with respect to any payment hereunder for services rendered prior to the date of termination or pursuant to Articles XI, XII, XIII, XVI and XIX of this Agreement entitled Indemnification, Insurance,
                                                  ---------------  ---------
Taxes and Franchise, License and Permit Fees, Confidentiality, and Arbitration,
--------------------------------------------  ---------------      -----------
respectively.



ARTICLE VII.   OPERATION, MAINTENANCE, AND REPAIR OF THE SYSTEM
            ---------------------------------------------------


     A. During the Initial Term, FTV shall be responsible, at its sole expense (including training), for the maintenance and repair of the System (including, without limitation, the provision of Basic Maintenance Services), the IRU Fibers and any common equipment on the System, all pursuant to the operations specifications set forth on Exhibit F. FTV shall maintain the System and the
                            ---------
IRU Fibers at all times in good working order and in a safe condition, in conformity with the operations specifications set forth on Exhibit F and all
                                                           ---------
applicable laws and regulations. FTV, at ELI's sole expense and at FTV's then prevailing rates, shall repair damage caused by ELI's negligence or willful misconduct or ELI's elective maintenance or repair requests. During the Initial Term, the Enhanced Maintenance Services, however, shall be provided at ELI's cost at the price stated in Paragraph X.B. of this Agreement. FTV shall not be responsible for any maintenance or repair of any ELI equipment except as set
                                                               ------
forth above.


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 8 of 30

     B. FTV may subcontract for maintenance and restoration services hereunder. All such subcontractors shall perform their work in accordance with the applicable specifications contained in this Agreement and the Exhibits attached
                                                              --------
hereto, and industry standards.

     C. ELI shall perform all maintenance on ELI equipment on the System. However, in the event FTV agrees to perform repair or maintenance with respect to such ELI equipment, ELI shall pay for all repair and maintenance of such equipment performed by FTV at FTV's rates then in effect. FTV shall, upon written request, provide ELI notice of FTV's rates for repair and maintenance. ELI reserves the right to perform maintenance on any of its own equipment, except as expressly restricted by this Agreement.
------

     D. Upon notification from ELI of any Service Interruption, FTV shall immediately begin to mobilize FTV crews and make its best effort to achieve necessary repairs or restoration, in accordance with the procedures set forth in Exhibit F. FTV shall, without limiting the above, make its best efforts to
---------
restore service within four (4) hours in the case of Cable cuts or other significant physical damage and within one (1) hour in the case of Service Interruptions caused by other circumstances. For purposes hereof, "best efforts" means activities and performance consistent with prudent industry practice, and response times that do not jeopardize the health and safety of employees or agents of FTV or ELI. In the event the Service Interruption is not cured within such four (4) or one (1) hour period, ELI may perform maintenance and repair services subject to the provisions of applicable R of W Agreements. In such event, ELI may access any part of the System reasonably necessary to perform such service. In the event ELI requires FTV personnel to unlock any FTV facility, FTV shall cooperate fully with ELI to allow ELI access. In those parts of the System that ELI does not require FTV personnel to enter FTV facilities, ELI shall provide FTV with oral notification of those parts of the System that were entered as soon as possible. ELI shall only use the preceding rights to enter the System to the extent necessary for emergency situations.
FTV shall reimburse ELI its Direct Costs and out-of-pocket expenses of providing such maintenance services. ELI shall provide reasonable supporting documentation for its Direct Costs.


     E. FTV shall use a degree of care in performing repair and maintenance pursuant to this Agreement that equals or exceeds that which is normal and customary in the telecommunications industry.


     F. In the event ELI notifies FTV of a need for repair to the System, or of damage to the System that results from a specific accident or disaster, or deterioration of the fibers in the System requiring replacement of fibers ("Damage or Deterioration"), FTV, at its cost, shall promptly repair such Damage or Deterioration using its best efforts as defined in Paragraph VII.D. above. However, if the Damage or Deterioration is due to the negligence or willful misconduct of FTV or ELI, the party responsible for such Damage or Deterioration shall be responsible for the costs of repairing the System to the extent the Damage or Deterioration was caused by such party. FTV and ELI shall cooperate reasonably with each other to collect any


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                      Page 9 of 30
available insurance proceeds and to resolve any disputes with insurance carriers regarding the availability of insurance proceeds to repair any Damage or Deterioration to the System.

     G. ELI shall pay FTV's invoice for ELI's proportionate amount of the cost to repair the Damage or Deterioration within thirty (30) days after receipt of the invoice. Upon request by ELI, FTV shall promptly provide the necessary substantiating information that will allow ELI to verify the accuracy of the invoice.

     H. After the Initial Term, FTV and ELI shall meet to renegotiate the terms under which FTV will continue to provide the Basic Maintenance Services and the Enhanced Maintenance Services, if any. If FTV and ELI are unable to agree on the terms under which FTV will continue to provide such services, ELI shall have the right to perform such services itself or to select an independent contractor to perform such work. The selection of an independent contractor and all agreements with such contractor must be approved by FTV, which approval shall not be unreasonably withheld. The agreements with such contractor shall require it to: (1) maintain insurance coverages not less than those required by Article XII of this Agreement entitled Insurance and to provide FTV evidence of such
                               ---------
coverage upon request; (2) maintain the confidentiality of confidential information disclosed to it; and (3) comply with applicable provisions of R of W Agreements. FTV shall have the right to have an inspector present at any work performed by ELI or any such contractor, and ELI shall reimburse FTV for the associated Inspection Costs. ELI or such contractor shall provide not less than ten (10) days notice to FTV of such work.



ARTICLE VIII.   PERMITS; PHYSICAL PLANT AND REQUIRED RIGHTS
                -------------------------------------------

     A. As of the Completion Date, FTV shall have obtained all R of W Agreements, including without limitation, rights, licenses, authorizations, rights-of-way and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, franchise, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights-of-way and other agreements necessary for the installation and use of the System hereunder (all of which are referred to as "FTV Required Rights").

     B. FTV shall cause all FTV Required Rights to remain effective through the Term of this Agreement, except as provided in and subject to the provisions of
                        ------
Articles IX and XVIII of this Agreement entitled Relocation, and Force Majeure,
                                                 ----------      -------------
respectively.



ARTICLE IX.     RELOCATION
                ----------

     A. FTV, at FTV's cost and expense, shall be responsible for renewing or replacing existing rights-of-way, easements, IRU or other underlying rights necessary to maintain the System in place through the Initial Term. If FTV determines it is not commercially practicable


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 10 of 30
to renew or replace its existing rights-of-way, easements, IRUs or other underlying rights, then FTV, at its sole expense, shall relocate the segment of the System so affected as provided in this Article IX. However, prior to any such relocation ELI, at its election, may attempt to renew or replace any such right-of-way, IRU or other underlying right, but at ELI's sole expense. FTV shall cooperate with ELI during the notice period, as provided in Paragraph IX.B. below, to allow ELI to make such renewal or replacement. In the event ELI successfully renews or replaces any such right-of-way, IRU or other underlying right, FTV shall allow ELI to continue its use of the affected IRU Fibers, without relocation, as provided in this Agreement. In addition, if ELI desires, ELI may extend the Term of this Agreement consistent with the provisions of
Article VI of this Agreement entitled Term, if such an extension is then
                                      ----
available, and such extension shall include ELI's right to continue using the IRU Fibers in the renewed or replacement rights-of-way obtained by ELI.

     B. If, following the Completion Date, FTV is required to relocate the Cable or any of the facilities used or required in providing ELI with the IRU, FTV shall give ELI sixty (60) days prior notice of any such relocation, if possible, and shall proceed with such relocation. FTV shall have the right to direct such relocation, including, but not limited to, the right to determine the extent of, the timing of, and methods to be used for such relocation; provided that any such relocation: (1) shall be constructed and tested in
--------
accordance with the specifications and requirements set forth in Exhibits A and
                                                                 --------------
C; (2) shall not result in a materially adverse change to the operations,
-
performance, Connecting Points with the network of ELI, or end points of the System; and (3) shall not unreasonably interrupt service on the System. If the relocation is required due to the circumstances described in Paragraph IX.A. above, FTV shall pay the Relocation Costs. If the relocation is required due to the circumstances described in Paragraph IX.C. below, ELI shall pay the Relocation Costs. In all other circumstances, ELI shall reimburse FTV for ELI's proportionate share of the Relocation Costs (including, without limitation, fiber acquisition, splicing and testing) based on the ratio between the number of ELI's IRU Fibers to the total fiber count in the affected Cable so relocated. In the event that a third party (that does not have an interest in the fibers in the Cable) reimburses FTV for all of or a portion of the cost to relocate the System, then this reimbursement amount shall reduce on a dollar-for-dollar basis the aggregate amount of Relocation Costs deemed to have been spent by FTV under this Article IX. FTV shall deliver to ELI updated as-built drawings consistent with the specifications set forth in Exhibit E with respect to any relocated
                                     ---------
portion of the System no later than thirty (30) days following completion of the work. FTV shall prepare a budget for the costs associated with such relocation. Except in the event of an emergency, FTV, before beginning such relocation work, shall provide ELI a copy of the proposed budget. ELI, within thirty (30) days after receipt of the proposed budget, shall approve or reject the same. If notice of rejection is not given by ELI within such 30-day period, ELI shall be deemed to have approved the budget. ELI and FTV shall cooperate with each other in resolving any disagreements over the terms of a proposed relocation budget. FTV shall provide information and documentation to ELI sufficient to demonstrate the basis for and the proportionate amount of the Relocation Costs chargeable to ELI. ELI shall pay ELI's proportionate share of such Relocation Costs within thirty (30) days of receipt of the foregoing information.


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 11 of 30

     C. If relocation is requested by ELI, or if relocation is necessitated by a breach of ELI's obligations under this Agreement, FTV shall complete the relocation at ELI's expense.



ARTICLE X.   USE OF THE SYSTEM
             -----------------


     A. ELI warrants that its use of the System shall comply in all material respects with applicable government codes, ordinances, laws, rules, regulations and restrictions and shall not have an adverse effect on the System or its use.

     B. At the Completion Date, FTV shall deliver to ELI a concrete pad meeting the specifications given in Exhibit D attached hereto for each Transmission
                            ---------
Site. During the Term, ELI, at is own expense, shall have the right to enter upon such Transmission Sites to install, repair, maintain and replace Transmission Site structures (huts) and the equipment contained therein used by ELI in the conduct of its business. In addition, FTV, at ELI's option, shall provide the Enhanced Maintenance Services. ELI shall pay FTV a monthly maintenance fee of $1,000.00 per Transmission Site for the Enhanced Maintenance Services. Technical specifications applicable for the Enhanced Maintenance Services are set forth on Exhibit D. In addition, ELI shall have the right
                          ---------
during the Term, subject to availability, to space and power at the FTV sites at FTV's then prevailing rates (which rates shall not be unreasonable).

     C. After receipt by FTV of all payments due under Paragraphs II.A. and II.C. and if ELI is not otherwise in default under this Agreement, ELI shall have the right, by twelve (12) months' advance written notice, to abandon its interest in the IRU Fibers, in which event the right to the use thereof shall revert to FTV. Effective upon abandonment, ELI shall have no further rights with respect to its IRU Fibers and this Agreement shall be terminated pursuant to Paragraph VI.D. of this Agreement. Such abandonment shall not reduce or otherwise affect ELI's obligations incurred before such abandonment.

     D. ELI may use the IRU Fibers for any lawful purpose. FTV agrees and acknowledges that FTV has no right to use the IRU Fibers during the Term.

     E. FTV and ELI shall promptly notify each other of any matters pertaining to any damage or impending damage to or loss of the System that are known to such party and that could reasonably be expected to affect the System.

     F. ELI shall take all reasonable precautions against, and shall assume liability, subject to the terms of this Agreement, for, any damage caused by ELI to the fibers used or owned by FTV or third parties. FTV shall take all reasonable precautions against, and shall assume liability, subject to the terms of this Agreement, for, any damage caused by FTV to the IRU Fibers, or fibers used or owned by third parties.

     G. ELI shall not use the IRU Fibers in a manner that interferes in any way with or adversely affects the use of the fibers of FTV or third parties within the Cable or their respective


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 12 of 30
equipment and facilities associated with the Cable. FTV shall not use and shall prohibit third parties from using the Cable in a manner that interferes in any way with or adversely affects ELI's use of the IRU Fibers or ELI's equipment and facilities associated with the IRU Fibers.

     H. FTV and ELI each agree to cooperate with and support the other in complying with any requirements directly applicable to the IRU Fibers by any governmental or regulatory agency or authority.



ARTICLE XI.   INDEMNIFICATION
              ---------------


     A. ELI hereby releases and agrees to indemnify, defend, protect and hold harmless FTV, its employees, members, managers, officers, agents, contractors and affiliates, from and against, and assumes liability for:

          1. Any injury, death, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs at trial and appeal), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of ELI, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement; and

          2. Any claims, liabilities or damages arising out of any violation by ELI of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement.

     B. FTV hereby releases and agrees to indemnify, defend, protect and hold harmless ELI, its employees, officers, directors, agents, contractors, shareholders and affiliates, from and against, and assumes liability for:

          1. Any injury, death, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs at trial and appeal), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of FTV, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement; and

          2. Any claims, liabilities or damages arising out of any violation by FTV of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement.

     C. FTV and ELI hereby expressly recognize and agree that each party's obligation to indemnify, defend, protect and save the other harmless is a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. However, in the event that either FTV or ELI fails for any reason to so indemnify, defend, protect and save the other harmless, the injured party's sole remedy in such event shall be the right to bring an arbitration proceeding


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 13 of 30
pursuant to the terms of this Agreement against the other for damages as a result of such failure to indemnify, defend, protect and save harmless. The obligations of this Paragraph XI.C. shall survive the expiration or earlier termination of this Agreement. FTV and ELI each affirmatively state and warrant to the other that its indemnity obligation will be supported by liability insurance to be furnished by it; provided that recovery under or in respect of
                                 --------
this indemnity shall not be limited to the proceeds of any such insurance. In addition, FTV and ELI hereby expressly agree that in no event shall either of them be liable to the other for any lost or prospective profits or any other special punitive, exemplary, consequential, incidental or indirect losses or damages (in tort, contract or otherwise) under or in respect of this Agreement or for any failure of performance related hereto howsoever caused, whether or not arising from sole, joint or concurrent negligence.

     D. Nothing contained herein shall operate as a limitation on the right of either FTV or ELI to bring an action for damages against any third party, including indirect, special, or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the IRU Fibers or the System. Each of FTV and ELI shall assign such rights of claims, execute such documents and do whatever else may be reasonably necessary to enable the other to pursue any such action against such third party, provided however, that the provisions of this
                          -------- -------
Paragraph XI.D. shall not permit either FTV or ELI to bring an action for damages against a third party for indirect, special, or consequential damages if such third party, directly or through one or more intermediate parties, has a right of indemnification, impleader, cross-claim, contribution, or other right of recovery against FTV or ELI.



ARTICLE XII.   INSURANCE
               ---------

     A. During the term of this Agreement, FTV and ELI shall each obtain and maintain, and shall require their respective permitted contractors to obtain and maintain, not less than the following insurance:

          1. Commercial General Liability Insurance with a combined single limit of $10,000,000 for bodily injury and property damage.

          2. Worker's Compensation Insurance in amounts required by applicable law and Employers Liability Insurance with limits not less than $1,000,000 each accident. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming or West Virginia, the party shall participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement.

          3. Automobile Liability Insurance with a combined single limit of $2,000,000 for bodily injury and property damage, to include coverage for all owned, non-owned and hired vehicles.


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 14 of 30

The limits set forth above are minimum limits and shall not be construed to limit the liability of either FTV or ELI.

     B. Unless otherwise agreed, the FTV insurance policies required above shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and ELI, its parent and affiliated companies shall be named as additional insureds as respects the indemnifications under this Agreement. FTV shall provide ELI with an insurance certificate confirming compliance with the insurance requirements of this Article XII. The insurance certificate shall indicate that ELI shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

     C. Unless otherwise agreed, the ELI insurance policies required above shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and FTV, its parent and affiliated companies shall be named as additional insureds as respects the indemnifications under this Agreement. ELI shall provide FTV with an insurance certificate confirming compliance with the insurance requirements in this Article XII. The insurance certificate shall indicate that FTV shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

     D. In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the party carrying such coverage shall make commercially reasonable efforts to pursue such claim with its carrier.

     E. FTV and ELI shall each obtain from the insurance companies providing the coverages required by this Agreement a waiver of all rights of subrogation or recovery in favor of the other party and, as applicable, its parent corporation, members, managers, shareholders, affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement.

     F. Nothing in this Agreement shall be construed to prevent either FTV or ELI from satisfying its insurance obligations pursuant to this Agreement under a blanket policy or policies of insurance which meet or exceed the requirements of this Article XII.



ARTICLE XIII.   TAXES AND FRANCHISE, LICENSE AND PERMIT FEES
                --------------------------------------------


     A. Subject to Paragraph XIII.B. below, ELI shall be responsible for any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes, and any and all franchise fees or similar fees assessed against it due to its ownership of an IRU, its use of the IRU Fibers, including the providing of services over the IRU Fibers, or its ownership or use of facilities connected to the IRU Fibers.

     B. Subject to Paragraph XIII.A. above, FTV shall be responsible for any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes, and any and all


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 15 of 30
franchise fees or similar fees assessed against it due to its construction, ownership or use of the System, including providing of services over the System, or its ownership or use of facilities connected to the System.

     C. In the event that FTV is assessed for any taxes or fees related to ELI's ownership of an IRU or ELI's use of the IRU Fibers, FTV, within thirty
(30) days of receipt of an invoice therefor, shall provide information and documentation to ELI sufficient to demonstrate the basis for the tax or fee and the amount and due date for payment of the tax or fee. In addition, FTV shall provide ELI with all information reasonably requested by ELI with respect to any such taxes or fees. After such thirty (30) day period, FTV, in it sole discretion, may pay such tax or fee and invoice ELI for reimbursement. ELI shall reimburse FTV for such payment within ten (10) days of receipt of FTV's invoice. Notwithstanding such payment by FTV, ELI, at its option, shall have the right to contest any such tax or fee and FTV will reasonably cooperate with ELI in pursuing any such contest; provided that ELI shall have reimbursed FTV
                                  --------
for such tax or fee. In the event FTV, in its sole discretion, elects to not pay such tax or fee, it shall so notify ELI. ELI, at its option, may pay the tax or fee, or contest the payment; provided that ELI shall indemnify and hold
                                    --------
harmless FTV for the payment of such tax or fee and all interest and penalties related thereto, and provided further, that such contest shall be resolved or
                     ----------------
such tax or fee shall be paid so as to prevent any forfeiture of rights or property or the imposition of any lien on the System.

     D. In the event, following construction of any System segment, FTV determines that it should relocate a portion of the System to bypass a jurisdiction that has imposed or assessed taxes or fees on FTV or the System, FTV shall give ELI sixty (60) days prior notice of the proposed relocation.
ELI, at its option, may agree to the relocation or determine to continue use of the System through the jurisdiction in question. If ELI agrees to the relocation, FTV shall proceed with the relocation as provided in, and ELI shall bear its proportionate share of the Relocation Cost as described in, Article IX of this Agreement entitled Relocation. If ELI determines to continue use of the
                           ----------
System through the jurisdiction in question, ELI shall pay the additional tax or fee attributable to ELI's use of the System.

     E. FTV shall not, without the prior consent of ELI, enter into any agreement relating to any easement, right-of-way (or similar right) for the System that provides for payment for such easement, right-of-way or similar right based upon System usage, revenues, profitability or other similar compensation method.



ARTICLE XIV.   SYSTEM WARRANTIES
               -----------------


     A.  EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THE REPRESENTATIONS,
         ------
WARRANTIES, COVENANTS AND CONDITIONS OF THIS AGREEMENT, FTV MAKES NO WARRANTY TO ELI OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE INSTALLATION, DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 16 of 30

OR FITNESS FOR ANY PURPOSE OF ANY FIBERS OR ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

     B. In procuring and obtaining materials for the Installation of the Cable, FTV shall use reasonable efforts to obtain from the vendors and suppliers thereof, for the mutual benefit of ELI and FTV, warranties that such materials are: (1) of the kind and quality described in the purchase order or supply contract; (2) free of defects in workmanship, material, design and title; (3) of good and merchantable quality; and (4) where appropriate, fit for their intended purpose. In addition, FTV shall attempt to obtain standard warranty periods for all System materials, and shall use reasonable efforts to obtain longer warranty periods, if such extended warranties do not materially increase the cost of such materials. ELI's and FTV's sole obligation and liability to each other with respect to the System materials warranties shall be to administer such warranties. In no event shall either ELI or FTV be deemed to have guaranteed any such warranties provided by vendors or suppliers.

     C. In the event any maintenance or repairs to the System are required as a result of a breach of any warranty made by any manufacturer, contractor or vendor, FTV shall pursue any remedies it may have against such manufacturer, contractor or vendor, and FTV shall reimburse ELI for any maintenance costs that ELI has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor has paid such costs; provided that: (1) FTV
                                                        --------
shall be entitled to reduce such amount by legal and collection costs incurred; and (2) FTV shall have the right to prorate such payment among itself and other parties, based on IRU or fiber ownership.



ARTICLE XV.   NOTICE
              ------


     A. Unless otherwise provided in this Agreement, all notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows:

          If to ELI:          ELECTRIC LIGHTWAVE, INC.
                              8100 N.E. Parkway Drive, Suite 200
                              Vancouver, Washington  98662
                              Attn:  Legal Department
                              Telephone No.:  (360) 892-1000
                              Facsimile No.:  (360) 253-4425

          If to FTV:          FirstPoint Communications, Inc.
                              Attn:  FTV Representative
                              210 S.W. Morrison Street, Suite 400
                              Portland, Oregon  97204
                              Telephone No.:  (503) 464-3500
                              Facsimile No.:  (503) 464-7438


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 17 of 30
          with a copy to:     Vyvx, Inc.
                              Attn: General Counsel
                              One Williams Center, Suite 4100
                              Tulsa, Oklahoma  74172
                              Facsimile No.:  (918) 588-3005

          and to:             Touch America, Inc.
                              Attn:  President, FTV Representative
                              40 East Broadway
                              Butte, Montana  59701-9394
                              Telephone No.:  ____________________________
                              Facsimile No.:  (406) 497-2150


or at such other address as may be designated in writing to the other party.


     B. Unless otherwise provided in this Agreement, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or by facsimile, and shall be deemed served or delivered to the addressee at its office on the date of receipt acknowledgment or, if postal claim notices are given, on the date of its return marked "unclaimed," provided,
                                                                       --------
however, that upon receipt of a returned notice marked "unclaimed," the sending
-------
party shall make reasonable effort to contact and notify the other party by telephone.



ARTICLE XVI.   CONFIDENTIALITY
               ---------------


     A. If FTV and ELI have entered into (or later enter into) a Confidentiality Agreement, the terms of such an agreement shall control and Paragraph XVI.B. shall not apply; however, if any such Confidentiality Agreement expires or is no longer effective at any time during the Term of this Agreement, Paragraph XVI.B. shall be in effect during those periods.

     B.  In the absence of a separate Confidentiality Agreement between FTV and
ELI,    if either FTV or ELI provides confidential information to the other in writing and identified as such or if in the course of performing under this Agreement a party learns confidential information regarding the facilities or plans of the other, the receiving party shall protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information; provided, however,
                                                           --------  -------
that FTV and ELI shall each be entitled to provide such confidential information to their respective directors, officers, members, managers, employees, agents, and contractors ("Representatives"), entities controlling, controlled by or under common control with ("Affiliates") FTV or ELI, respectively, or the Representatives of such Affiliates, in each case whose access is reasonably necessary. Each such recipient of confidential information shall be informed by the party disclosing confidential information of its confidential nature, and shall be directed to treat such


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 18 of 30
information confidentially and shall agree to abide by these provisions. In any event, each party shall be responsible for any breach of this provision by any person to whom that party discloses confidential information. Neither FTV nor ELI shall be required to hold confidential any information that: (1) becomes publicly available other than through the recipient; (2) is required to be disclosed by a governmental or judicial order, rule or regulation; (3) is independently developed by the disclosing party; or (4) becomes available to the disclosing party without restriction from a third party. These obligations shall survive expiration or termination of this Agreement for a period of two (2) years.

     C. Notwithstanding Paragraphs XVI.A. and B., confidential information shall not include information disclosed by the receiving party as required by applicable law or regulation; provided, however, that the information disclosed
                              --------  -------
is limited to the existence and general nature of the relationship between FTV and ELI, including, as required, the scope, approximate revenues, purposes and expectations related to such relationship and a description of any disputes relating thereto. Notwithstanding the foregoing, this Agreement may be provided to any governmental agency or court of competent jurisdiction to the extent required by applicable law.

     D. Neither FTV nor ELI shall use the name, tradename, servicemark or trademark of the other or the existence of this Agreement in any promotional or advertising material without the prior written consent of the other.



ARTICLE XVII.   DEFAULT
                -------


     A. FTV shall not be in default under this Agreement unless and until ELI shall have given FTV written notice of such default and FTV shall have failed to
cure the same   within thirty (30) days after receipt of such notice; provided,
                                                                      --------
however, that where such default cannot reasonably be cured within such thirty
-------
(30) day period, if FTV shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for a period no longer than sixty (60) days from the date of the receipt of the default notice. Events of default shall include, but not be limited to: (1) the breach by FTV of any material term, covenant or condition of
this Agreement; (2) the making by FTV of a   general assignment for the benefit
of its creditors; (3) the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against FTV that is not dismissed within ninety (90) days thereafter; or (4) the filing by FTV of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief. Any event of default by FTV may be waived under the terms of this Agreement at ELI's option. Upon the failure by FTV to timely cure any such default after notice thereof from ELI, ELI may: (a) take such action as ELI determines, in its sole discretion, to be necessary to correct the default; and
(b) subject to the terms of Article XIX of this Agreement entitled Arbitration,
                                                                   -----------
pursue any legal remedies it may have under applicable law or principles of equity relating to such breach.


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 19 of 30

     B. Default by ELI under the payment provisions of Article II of this Agreement shall be governed by the following:


          1. If ELI fails to fully pay the amount described in Article II.A.I. when due, FTV may, in addition to any other remedies that it may have under this Agreement or by operation of law, its sole discretion, terminate this Agreement.

          2. If ELI fails to fully pay any amounts described in Article II.A.2., 3. or 4. of this Agreement, including accrued interest, within five (5) days after it becomes due, then, if ELI fails to make such full payment within ten (10) days after notice from FTV of such failure, FTV may, in addition to any other remedies that it may have under this Agreement or by operation of law, terminate ELI's rights in the IRU Fibers and transfer such rights or similar rights to another party.

          3. If ELI fails to fully pay any amounts, including interest, described in Article II.E. within the time periods specified in this Paragraph XVII.B., then, in addition to any other remedies that it may have under this Agreement or by operation of law, FTV may, in its sole discretion, suspend ELI's right to use the IRU Fibers. If ELI subsequently pays all amounts due, together with applicable interest and the reasonable costs incurred by FTV in suspending ELI's use of the IRU Fibers within ten (10) days of such suspension, FTV shall allow ELI to resume its use of the IRU Fibers. If ELI fails to subsequently pay such amounts within such time periods, FTV may, in addition to any other remedies that it may have under this Agreement or by operation of law, terminate ELI's rights in the IRU Fibers and transfer such rights or similar rights to another party.

          4. Following any such termination of ELI's rights to the IRU Fibers, ELI shall have forty-five (45) days in which to disconnect and remove its equipment from the Cable. If ELI fails to make such disconnections and removal within the allotted time, FTV, at its election, may disconnect ELI's equipment from the IRU Fibers at ELI's cost.


     C. With respect to any breach or failure to perform by ELI under this Agreement other than as provided in Paragraph XVII.B., above, ELI shall not be in default under this Agreement unless and until FTV shall have given ELI written notice of such default and ELI shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where
                                               --------  -------
such default cannot reasonably be cured within such thirty (30) day period, if ELI shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for a period no longer than sixty (60) days from the date of the receipt of the default notice. Events of default shall include, but not be limited to: (1) the breach by ELI of any material term, covenant or condition of this Agreement; (2) the making by ELI of a general assignment for the benefit of its creditors; (3) the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against ELI that is not dismissed within ninety (90) days thereafter; or (4) the filing by ELI of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief. Any event of


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 20 of 30
default by ELI may be waived under the terms of this Agreement at FTV's option. Upon the failure by ELI to timely cure any such default after notice thereof from FTV, FTV may: (a) take such action as it determines, in its sole discretion, to be necessary to correct the default; and (b) subject to the provisions of Article XIX of this Agreement entitled Arbitration, pursue any
                                                     -----------
legal remedies it may have under applicable law or principles of equity relating to such breach.

     D. EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPH XVII.E. BELOW RELATING TO LIQUIDATED DAMAGES, DAMAGES RECOVERABLE BY FTV OR ELI AGAINST THE OTHER DUE TO A BREACH OF THIS AGREEMENT SHALL BE LIMITED TO ACTUAL DAMAGES. LIABILITY FOR TORT CLAIMS RELATING TO THE ACTIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE LIMITED TO GENERAL DAMAGES. IN NO EVENT SHALL FTV OR ELI BE LIABLE FOR DAMAGES FOR LOST OR PROSPECTIVE PROFITS, OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES AS A RESULT OF THE PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, OR ITS ACTS OR OMISSIONS RELATED TO THIS AGREEMENT, WHETHER OR NOT ARISING FROM SOLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY. THIS PARAGRAPH SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY'S ABILITY TO RECOVER UNDER ARTICLE XI OF THIS AGREEMENT ENTITLED INDEMNIFICATION WITH RESPECT TO CLAIMS OF THIRD PARTIES
                   ---------------
BROUGHT AGAINST SUCH PARTY. THE ABOVE LIMITATION OF LIABILITY SHALL APPLY TO INDIRECT LIABILITY INVOLVING SUITS BROUGHT AGAINST THIRD PARTIES WHO, DIRECTLY OR THROUGH ONE OR MORE OTHER PARTIES, HAVE A RIGHT OF INDEMNIFICATION, IMPLEADER, CROSS-CLAIM, CONTRIBUTION, OR OTHER RIGHT OF RECOVERY AGAINST A PARTY TO THIS AGREEMENT (e.g., if an affiliate of Party A sues Party B's contractor under circumstances in which the contractor has a right of indemnity against Party B).


     E. FTV and ELI acknowledge and agree that substantial damages may be suffered by ELI if FTV wrongfully fails to complete the Installation of the Cable by the Scheduled Completion Date or, if applicable, the Revised Scheduled Completion Date. With the fluctuation in the value and pricing of telecommunications services, the current and unpredictable state of the national economy, and other factors which directly affect the value of this Agreement to ELI, FTV and ELI realize that it would be extremely difficult and impractical, if not impossible, to ascertain with any degree of certainty prior to signing this Agreement, the amount of damages which would be suffered by ELI in the event of FTV's wrongful failure to complete the Installation of the Cable on time. Therefore, FTV and ELI hereby acknowledge and agree that the damages for late delivery of the installed Cable described in Paragraph I.F. of this Agreement constitute a reasonable estimate of such damages. In addition, in the event of FTV's failure to complete the Installation of the Cable within the time frames established by this Agreement, ELI shall be entitled to payment of such damages as full liquidated damages for such failure by FTV.

     F. In the event either FTV or ELI fails to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid,


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 21 of 30
including accrued interest, at a rate (unless specifically described elsewhere in this Agreement) equal to eighteen percent (18%) per annum or, if lower, the highest percentage allowed by law.



ARTICLE XVIII.   FORCE MAJEURE
                 -------------

     Neither FTV nor ELI shall be in default under this Agreement with respect to any delay in its performance caused by any of the following conditions (each a "Force Majeure Event"): (1) act of God; (2) fire; (3) flood; (4) material shortage or unavailability not resulting from the responsible party's failure to timely place orders or take other necessary actions therefor; (5) government codes, ordinances, laws, rules, regulations or restrictions (collectively, "Regulations") (but not to the extent the delay caused by such Regulations could be avoided by rerouting the Cable if such a reroute was commercially reasonable); (6) war or civil disorder; or (7) any other cause beyond the reasonable control of such party. The party claiming relief under this Article XVIII shall promptly notify the other in writing of the existence of the Force Majeure Event relied on, the expected duration of the Force Majeure Event, and the cessation or termination of the Force Majeure Event. The party claiming relief under this Article XVIII shall exercise commercially reasonable efforts to minimize the time for any such delay.



ARTICLE XIX.   ARBITRATION
               -----------

     A. Any dispute or disagreement arising between FTV and ELI in connection with this Agreement that is not settled to their mutual satisfaction within the applicable notice or cure periods provided in this Agreement, shall be settled by arbitration in Portland, Oregon, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If FTV and ELI cannot agree on a single arbitrator within fifteen (15) days after the applicable notice or cure period has expired, FTV and ELI shall each select an arbitrator within such fifteen (15)day period and the two (2) arbitrators shall select a third arbitrator within ten (10) days. If the parties fail to appoint arbitrators or the arbitrators cannot agree on a third arbitrator, then either party may request that the American Arbitration Association select and appoint a neutral arbitrator who shall act as the sole arbitrator. The decision of the arbitrator or arbitrators shall be final and binding upon FTV and ELI and shall include written findings of law and fact, and judgment may be obtained thereon by either FTV or ELI in a court of competent jurisdiction. FTV and ELI shall each bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator or arbitrators, shall be shared equally by FTV and ELI unless the award otherwise provides. The arbitrator or arbitrators shall be instructed to establish procedures such that a decision can be rendered within sixty (60) days of the appointment of the arbitrator or arbitrators. Except as otherwise provided in Paragraph XVII.E. of this Agreement (relating to liquidated damages), in no event shall the arbitrator or arbitrators have the power to award any damages for lost or prospective profits, or any other special, punitive, exemplary, consequential, incidental or indirect losses or damages as a result of the performance or nonperformance of its obligations under this Agreement, or its acts or omissions related to this Agreement, whether or not arising


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 22 of 30
from sole, joint or concurrent negligence or strict liability, regardless of whether such damages may be available under applicable law. FTV and ELI hereby waive their rights, if any, to recover any such damages, whether in arbitration or litigation. This paragraph shall not be construed to limit either party's ability to recover under Article XI of this Agreement entitled Indemnification
                                                               ---------------
with respect to claims of third parties brought against such party (as described in Paragraph XVII.D. of this Agreement).

     B. The obligation to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.



ARTICLE XX.   WAIVER
              ------

     The failure of either FTV or ELI to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.



ARTICLE XXI.   GOVERNING LAW
               -------------

     This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oregon without reference to its choice of law principles. With respect to any suit, action or proceedings relating to this Agreement (the "Proceedings"), each party: (1) irrevocably submits to the exclusive jurisdiction of the courts of the State of Oregon and the United States District Court located in Multnomah County, Oregon; (2) irrevocably waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court; (3) waives any claim that such Proceedings have been brought in an inconvenient forum; and (4) waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in this Agreement precludes either party from enforcing in any jurisdiction any judgment, order or award obtained in any such court.


ARTICLE XXII.   RULES OF CONSTRUCTION
                ---------------------

     A. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement that import the singular connotation shall be interpreted as plural, and words that import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 23 of 30

     B. Unless expressly defined herein, words having well-known technical or trade meanings shall be so construed.

     C.  Except as set forth to the contrary herein, any right or remedy of FTV
         ------
or ELI shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

     D. Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

     E. This Agreement has been fully negotiated between and jointly drafted by FTV and ELI.

     F. In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such
             -------
Exhibits shall be corrected accordingly.
--------

     G. All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this
         ------
Article XXII the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.



ARTICLE XXIII.   ASSIGNMENT
                 ----------

     A. Following the execution of this Agreement, ELI may sell, lease, assign or swap an IRU in the IRU Fibers as provided in Paragraph II.B. of this Agreement. ELI may not assign or otherwise transfer this Agreement or its rights or obligations hereunder to any other party without the prior written consent of FTV, which consent shall not be unreasonably withheld. Any such assignee or transferee shall agree in writing to be bound and abide by this Agreement. ELI shall have the right, without FTV's consent, to assign or otherwise transfer this Agreement as collateral to any lender or to any parent, subsidiary or affiliate of ELI or to any person, firm or corporation that shall control, be under the control of or be under common control with ELI, or any corporation into which ELI may be merged or consolidated or that purchases all or substantially all of the assets of ELI; provided, however, that: (1) any
                                           --------  -------
such assignment or transfer shall be subject to FTV's rights under this Agreement and any assignee or transferee shall continue to perform ELI's obligations to FTV under the terms and conditions of this Agreement; and (2) such assignee or transferee shall agree in writing to be bound and abide by this Agreement. In the event of any permitted partial assignment of any rights hereunder or in any IRU Fibers, ELI shall remain the sole point of contact with FTV. ELI, whether or not it receives FTV's permission to assign its rights, shall guaranty the assignee's payment of the amount described in Article II of this Agreement entitled Payment; Conveyance of IRU.
                        --------------------------


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 24 of 30

     B. Until the Completion Date, FTV shall not assign or otherwise transfer this Agreement or its rights or obligations under this Agreement to any other party (except to a wholly-owned subsidiary of FTV, one of its members, a wholly-
       ------
owned subsidiary of one of its members, the corporate parent of one of its members, or a wholly-owned subsidiary of the corporate parent of one or more of its members) without the prior written consent of ELI, which shall not be unreasonably withheld or delayed. FTV shall have the right, without ELI's consent, to assign or otherwise transfer this Agreement as collateral to any institutional lender or to any member, parent, subsidiary or affiliate of FTV or to any person, firm or corporation that shall control, be under the control of or be under common control with FTV, or to any entity into which FTV may be merged or consolidated or that purchases all or substantially all of the assets of FTV; provided, however, that: (1) any such assignment or transfer shall be
        --------  -------
subject to ELI's rights under this Agreement and any assignee or transferee shall continue to perform FTV's obligations to ELI under the terms and conditions of this Agreement; and (2) such assignee or transferee shall agree in writing to be bound and abide by this Agreement. In the event of any permitted partial assignment of any rights hereunder or in any fibers in the Cable, FTV shall remain the sole point of contact with ELI.

     C. This Agreement and the rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of FTV and ELI and their respective permitted successors and assigns.



ARTICLE XXIV.   REPRESENTATIONS AND WARRANTIES
                ------------------------------


     A.  Each of FTV and ELI represents and warrants to the other that:

          1. It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

          2. It has taken all requisite corporate action or limited liability company action (as applicable) to approve the execution, delivery and performance of this Agreement;

          3. This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms; and

          4. Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

     B. Neither FTV nor ELI shall cause or permit the Cable or the System to become subject to any material mechanic's lien, materialman's lien, vendor's lien, or any similar lien whether by operation of law or otherwise; provided
                                                                    --------
that FTV may encumber the System in a sale and lease-back or similar financing transaction in which the purchaser's or creditor's interest in the System is subordinate to ELI's rights in and to the IRU Fibers. In the event either FTV or


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 25 of 30

ELI breaches its obligations under this Paragraph XXIV.B., it shall immediately notify the other in writing, shall promptly cause such lien to be discharged and released of record without cost to the other, and shall indemnify the other against all costs and expenses (including reasonable attorneys' fees and court costs at trial and on appeal) incurred in discharging and releasing such lien; provided that: (1) FTV and ELI shall each have the right to contest such lien
--------
or the validity thereof in good faith by appropriate proceeding which shall operate to prevent the collection or foreclosure of the contested lien; and (2) the contesting party shall cause any such lien to be discharged prior to the commencement of any foreclosure action on such lien.



ARTICLE XXV.   ENTIRE AGREEMENT; AMENDMENT
               ---------------------------

     Except as set forth in Paragraph XVI.A. this Agreement, this Agreement
     ------
constitutes the entire and final agreement and understanding between FTV and ELI with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits and Attachment referred to herein are integral parts hereof and are
    -----------------------
made a part of this Agreement by reference. This Agreement may only be modified or supplemented by an instrument in writing executed by duly authorized representatives of FTV and ELI.



ARTICLE XXVI.   RELATIONSHIP OF THE PARTIES
                ---------------------------

     The relationship between FTV and ELI shall not be that of partners, agents or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. FTV and ELI, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.


ARTICLE XXVII.   SEVERABILITY
                 ------------

     If any term, covenant or condition in this Agreement shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


ARTICLE XXVIII.   COUNTERPARTS
                  ------------

     This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 26 of 30

ARTICLE XXIX.   CERTAIN DEFINITIONS
                -------------------


     The following terms shall have the stated definitions in this Agreement.

     A. "Basic Maintenance Services" include the following maintenance and regeneration site elements: (1) general route maintenance, including monthly visual inspections and routine equipment maintenance to be provided on a quarterly basis; (2) disaster restoration; (3) minor relocations (including the first 1000 feet, System wide, per year); (4) concrete pad at each Transmission Site (sized to accommodate ELI's choice of hut); and (5) access to commercial alternating current electrical power.

     B. "Cable" means the optical fiber cable and the fibers contained therein, and associated splicing connections, splice boxes and vaults, and conduit, to be installed by FTV.

     C. "Completion Date" shall have the definition set forth in Paragraph D of Article IV of this Agreement entitled Acceptance and Testing of IRU Fibers.
                                         ------------------------------------

     D. "Connecting Point" means the point where the network or facilities of ELI connect to the System. The Connecting Point may be either: (1) the fiber optic patch panel, if the connection is made in an existing building; or (2) any other splice point in the Cable created during the construction of the Cable.

     E. "Damage or Deterioration" shall have the definition set forth in Paragraph F of Article VII of this Agreement entitled Operation, Maintenance,
                                                      -----------------------
and Repair of the System.
------------------------

     F. "Deliverables" shall have the definition set forth in Article V of this Agreement entitled System Documentation.
                   --------------------

     G. "Direct Costs" means actual and related costs accumulated in accordance with the established accounting procedures used by ELI to bill third parties for reimbursable projects which costs include, without limitation, the following:
(1) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of: (a) the percentage ELI allocates to its internal projects; or
(b) one hundred thirty percent (130%)); and (2) other direct costs and out-of-pocket expenses on a pass-through basis (such as equipment, materials, supplies and contract services). All costs shall be computed in accordance with generally accepted accounting principles.

     H. "Effective Date" means the date first given in the opening paragraph of this Agreement.

     I. "Enhanced Maintenance Services" means a package of maintenance and regeneration site elements at the Transmission Sites which are in addition to the Basic Maintenance Services, including: (1) emergency power via generator at each Transmission Site; (2) Transmission Site structures (huts); (3) HVAC at each Transmission Site; (4) 48-volt plant at


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 27 of 30
each Transmission Site capable of providing 100 amps service and equipped with eight hours of battery reserve; and (5) battery maintenance (including monthly visual inspection and voltage check, and quarterly internal resistance check, both to be recorded and reported to ELI).

     J. "Fiber Acceptance Testing" means the fiber acceptance testing described in Exhibit C and in Article IV of this Agreement entitled Acceptance and Testing
   ---------                                              ----------------------
of IRU Fibers.
-------------

     K. "Force Majeure Event" shall have the definition set forth in Article XVIII of this Agreement entitled Force Majeure.
                                 -------------

     L. "FTV Required Rights" shall have the definition set forth in Paragraph A of Article VIII of this Agreement entitled Permits, Physical Plant and
                                             ---------------------------
Required Rights.
---------------

     M. "Indefeasible Right of Use" or "IRU" is an unrestricted indefeasible right to use the IRU Fibers, as granted by this Agreement, provided, however,
                                                           --------  -------
that granting of such IRU does not convey ownership of the fibers.

     N.  "Initial Term" shall mean the Term excluding any extensions thereof.
                                            ---------

     O. "Inspection Costs" means actual and related costs including, without limitation, the following: (1) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of: (a) the percentage FTV allocates to its internal projects; or (b) one hundred thirty percent (130%)); (2) travel costs incurred by FTV or by its employees and reimbursed in accordance with FTV policies and Internal Revenue Service regulations (such as air fare, personal automobile mileage, lodging, meals); and (3) other direct costs and out-of-pocket expenses on a pass-through basis (such as equipment, materials, supplies and contract services). All costs shall be computed in accordance with generally accepted accounting principles.

     P. "Installation" means the completion of construction and installation of the Cable so that it meets all of the specifications detailed in Exhibits A and
                                                                 --------------
C.
-

     Q. "IRU Fibers" means the twenty-four (24) single mode SMF-28 optical fibers in the Cable as described in Exhibit B along the entirety of the System
                                    ---------
Route in which FTV, pursuant to the terms of this Agreement, grants to ELI an exclusive IRU.

     R. "Present Value" means the value as of a certain date of future or prior payments using a nine percent (9%) per year simple interest discount rate prorated (by day) for partial years.

     S. "Regulations" shall have the definition set forth in Article XVIII of this Agreement entitled Force Majeure.
                        -------------


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 28 of 30

     T. "Relocation Costs" means actual and related costs including, without limitation, the following: (1) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of: (a) the percentage FTV allocates to its internal projects; and (b) one hundred thirty percent (130%)); (2) travel costs incurred by FTV or by its employees and reimbursed in accordance with FTV policies and Internal Revenue Service regulations (such as air fare, personal automobile mileage, lodging, meals); and (3) other direct costs and out-of-pocket expenses on a pass-through basis (such as equipment, materials, supplies and contract services). All costs shall be computed in accordance with generally accepted accounting principles.

     U. "Revised Scheduled Completion Date" means the extended date for the completion of the Installation of Cable which, as provided in Paragraph I.E. of this Agreement, may not be more than ninety (90) days after the original Scheduled Completion Date.

     V. "R of W Agreements" means all agreements with right of way owners, property owners, utilities, government entities or other parties that FTV must reasonably obtain in order to get access to or the authority to undertake activities on the System Route.

     W. "Route Miles" means the actual miles traversed by the Cable (including spurs) based on as-built surveys.

     X. "Scheduled Completion Date" means February 28, 1999, but as described in Paragraph I.E. of this Agreement, the actual date may be later or earlier.

     Y. "Service Interruption" means, with respect to the IRU Fibers, any interruption in service, failure, disrepair, impairment or other need for repair or restoration of the IRU Fibers which, in the case of a fiber cut, is longer than four (4) hours or, in the case of equipment (i.e., buildings, HVAC, power and uninterruptible power systems) failure or human negligence, is longer than one (1) hour.

     Z. "System" means the FTV fiber optic telecommunications deployed and to be deployed by FTV along the System Route.

     AA. "System Route" means the corridors in which the Cable for the System has been or will be deployed as depicted on Attachment 1.
                                            ------------

     BB. "Term" shall have the definition set forth in the Article VI of this Agreement entitled Term and any extensions thereof.
                   ----

     CC. "Transmission Site" shall mean the regenerator stations, junctions, or points of presence performing the same function as regeneration stations or junctions at those locations identified in accordance with Exhibit D.
                                                           ---------


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 29 of 30

ARTICLE XXX.   AUDIT RIGHTS
               ------------

     ELI shall have the right to audit FTV's books and records relating to FTV's costs of Installation, Relocation Costs, Inspection Costs, taxes and fees relating to the System, and other costs if FTV, under the terms of this Agreement, seeks reimbursement or contribution thereof from ELI. FTV shall have the right to audit ELI's books and records relating to ELI's Direct Costs and other costs if ELI, under the terms of this Agreement, seeks reimbursement thereof from FTV.


     In confirmation of their consent to the terms and conditions contained in this Agreement and intending to be legally bound hereby, FTV and ELI have executed this Agreement as of the Effective Date.


                              "FTV"

                              FTV COMMUNICATIONS LLC, a Delaware
                                  limited liability company



                              By: /s/Diane D. Whitaker
                                 -----------------------------------
                              Name: Diane D. Whitaker
                                   ---------------------------------
                              Title: Manager Representative
                                    --------------------------------

                              "ELI"

                              ELECTRIC LIGHTWAVE, INC., a Delaware
                                  corporation



                              By: /s/David B. Sharkey
                                 -----------------------------------
                              Name: David B. Sharkey
                                   ---------------------------------
                              Title: President
                                    --------------------------------


________________________________________________________________________________
PRE-CONSTRUCTION IRU AGREEMENT                                     Page 30 of 30

                                   EXHIBITS

Exhibit A - Cable Installation Specifications

Exhibit B - Fiber Specifications

Exhibit C - Fiber Splicing, Testing, & Acceptance Standards


Exhibit D - Regenerator / Amplifier Site Specifications

Exhibit E - As-Built Drawing Specifications

Exhibit F - Operations Specifications

Exhibit G - Colocation

Exhibit H - Passthrough Provisions

Attachment 1 - Route Map

                                   EXHIBIT A

                       Cable Installation Specifications

1.      General

        The intent of this document is to outline the specifications for construction of a fiber optic cable system. In all cases the standards contained in this document, or the standards of the federal, state, local or private agency having jurisdiction, whichever is stricter, shall be followed.

2.      Material

        Steel, PVC conduit with a minimum schedule 40 wall thickness, or HDPE SDR11 duct.

        Any exposed steel conduit, brackets or hardware (i.e., bridge attachments) shall be hot-dipped galvanized after fabrication.

        All split steel shall be flanged.

        Handholes shall have a minimum H-15 loading rating.

        Manholes shall have a minimum H-20 loading rating.

        Buried cable warning tape shall be a minimum of three inches (3") wide and display "Warning-Buried Fiber Optic Cable," a company name, logo and emergency One Call 800 number repeated every twenty-four inches (24"). Warning signs will display universal do not dig symbol, "Warning-Buried Fiber Optic Cable," company name and logo, local and emergency One Call 800 numbers.

3.      Minimum Depths

     . Minimum cover required in the placement conduit/cable shall be forty-two inches (42"), except in the following instances:

     . The minimum cover in ditches adjacent to roads, highways, railroads and interstates is forty-eight inches (48 ") below the clean out line or existing grade, whichever is greater.

     . The minimum cover across streams, river washes, and other waterways is sixty inches (60") below the clean out line or existing grade, whichever is greater.

     . At locations where fiber optic cable crosses other subsurface utilities or other structures, the fiber optic cable/conduit shall be installed to provide a minimum of twelve inches (12") of vertical clearance from the utility/obstacle. The fiber optic cable/conduit can be placed above the utility/obstacle, provided the minimum clearance and applicable minimum depth can be maintained; otherwise the fiber optic cable/conduit will be installed under the existing utility or other structure.

     . In rock, the cable/conduit shall be placed to provide a minimum of eighteen inches (18") below the surface of the solid rock, or provide a minimum of forty-two inches (42") of total cover, whichever requires the least rock excavation.

     . Where existing pipe is used, current depth is sufficient. However, either party will exercise commercially reasonable efforts to lower any exposed pipe to avoid damage to the pipe, interduct and fiber cable due to foreseeable operations over the affected right-of-way.

4.      Buried Cable Warning Tape

        All cable/conduit will be installed with buried cable warning tape. The warning tape shall be laid a minimum of twelve inches (12") above the cable/conduit. The warning tape shall generally be placed at a depth of twenty-four inches (24") below grade and directly above the cable/conduit.

5.      Conduit Construction

        Conduits may be placed by means of trenching, plowing, jack and bore, multi-directional bore or directional bore. Conduits will generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation. Steel conduit will be joined with flush threaded collars, Zap-Lok or welding. (Welding is the preferred method.)

        All paved city, county, state, federal and interstate highways, and railroad crossings will be encased in steel conduit

        All longitudinal cable runs under paved streets will be placed in steel or concrete encased HDPE or PVC conduit.

        All cable placed in metro areas will be placed in steel or concrete covered HDPE or PVC conduit.

        Metro areas shall be defined as areas where either of the following conditions exist:

        1)  Developed and improved areas.

        2)  High growth areas.

        All crossings of major streams, rivers, bays and navigable waterways will be placed in HDPE, PVC, steel conduit, or be specially armored submarine cable. At all foreign utility/underground obstacle crossings, steel conduit will be placed and will extend at least five feet (5') beyond the outer limits of the obstacle in both directions.

        All jack and bores will use steel conduit.

        All directional or mini-directional bores will use HDPE or steel conduit.

        Any cable placed in swamp or wetland areas will be placed in HDPE, PVC or steel conduit.

        All conduits placed on bridges will be steel.

        All conduits placed on bridges shall have an expansion joint placed at each structural (bridge) expansion joint or at least every one hundred fifty feet (150'), whichever is the shorter distance.

6.      Innerduct Installation

        Innerduct(s) shall be installed in all steel conduits. No cable will be placed directly in any split/solid steel conduit without innerduct.

        Innerduct(s) shall extend beyond the end of all conduits a minimum of eighteen inches (18").

7.      Cable Installation in Conduit

        The fiber optic cable shall be installed using either a sealed pneumatic cable blowing system, or a powered pulling winch and hydraulic powered assist pulling wheels. The maximum pulling force to be applied to the fiber optic cable shall be six hundred pounds (600 lbs.). Sufficient pulling assists will be available and used to insure the maximum pulling force is not exceeded at any point along the pull. The cable shall be lubricated at the reel and all pulling assist locations.

        A pulling swivel breakaway rated at six hundred pounds (600 lbs.) shall be used at all times.

        Splices will only be allowed at planned junctions and reel ends. The cable will not be cut and spliced for the contractor's convenience during the cable pulling operation.

        All splices will be contained in a handhole or manhole.

        A minimum of twenty meters (20m) of slack cable will be left in all
          -------
        intermediate handholes and manholes.

        A minimum of thirty meters (30m) of slack cable will be left in all
          -------
        splice locations.

        A minimum of fifty meters (50m) of slack cable will be left in all
            -------
        facility locations, i.e., POP sites, switch sites, regen sites, or CEV'S.

8.      Manholes and Handholes

        Manholes shall be placed in traveled surface streets, and shall have locking lids. Handholes shall be placed in all other areas, and be installed with a minimum of eighteen inches (18") of soil covering lid.

9.      EMS Markers

        EMS markers shall be placed directly below the lid of all buried handholes. EMS markers fabricated into the lids of the handholes are acceptable.

10.     Cable Markers (Warning Signs)

        Cable markers shall be installed at all changes in cable running line direction, splices, pull boxes, assist pulling locations, and at both sides of street, highway or railroad crossings. At no time shall any markers be spaced more than five hundred feet (500') apart in metro areas or within line of site exceeding one thousand feet (1,000') in non-metro areas. Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line.

        Splices and pull boxes shall be marked on the cable marker post.

11.     Safety and Environmental

        All work will be done in strict accordance with federal, state, and local applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and the EPA.

                                   EXHIBIT B

                              Fiber Specifications

     As attached

Pl1036                                                Corning(R) SMF-28(TM) CPC6
Issued: 3/96                                           Single-Mode Optical Fiber
Supersedes: 8/95
ISO 9001 Registered

GENERAL

Corning(R) SMF(TM)-28(TM) single-mode fiber is considered the "standard" optical fiber for telephony, cable television, submarine, and private network applications in the transmission of data, voice and/or video services. Corning SMF-28 fiber is manufactured to the most demanding specifications in the industry.

SMF-28 fiber is optimized for use in the 1310 nm wavelength region. The information-carrying capacity of the fiber is at its highest in this transmission window, and it is also where dispersion is the lowest. SMF-28 fiber can also be effectively used in the 1550 nm wavelength region.

Corning's enhanced, dual layer acrylate CPC6 coating provides excellent fiber protection and is easy to work with. CPC6 can be mechanically stripped and has an outside diameter of 245 _m. CPC6 is optimized for use in many single and multi-fiber cable designs including loose tube, ribbon, slotted core, and tight buffer cables.

SMF-28 fiber is manufactured using the Outside Vapor Deposition (OVD) process, which produces a totally synthetic, ultra-pure fiber. As a result, Corning SMF-28 has consistent geometric properties, high strength and low attenuation. Corning SMF-28 fiber can be counted on to deliver excellent performance and high reliability, reel after reel.

FEATURES & BENEFITS

 .Versatility in 1310 nm and 1550 nm applications.

 .Outstanding geometrical properties for low splice loss and high splice yields.

 .OVD manufacturing reliability and product consistency

 .Optimized for use in ribbon, loose tube, and other common cable designs.

OPTICAL SPECIFICATIONS

Attenuation


Uncabled Fiber Attenuation Cells           Point Discontinuity
              Attenuation Cells (dB/km)    No point discontinuity greater than
                                           0.10 dB at either 1310 nm or 1550 nm.
Wavelength     Premium*     Standard
  (nm)
1310             _0.35        _0.40        Attenuation at the Water Peak
1550             _0.25        _0.30        The attenuation at 1383 plus or
                                           minus 3 nm does not exceed 2.1
                                           dB/km.

*Lower attenuation available in limited quantities.

Attenuation vs. Wavelength                 The attenuation in a given
Range       Ref._    Max Increase          wavelength range does not exceed the
(nm)        (nm)     _(dB/km)              attenuation of the reference
1285-1330   1310     0.05                  wavelength (_) by more than the
1525-1575   1550     0.05                  value _.

Attenuation With Bending
Mandrel     Number   Wavelength   Induced         The induced attenuation due
Diameter(nm)of Turns    (nm)      Attenuation(dB) to fiber wrapped around a
32          1        1550           _0.50         mandrel of a specified
75          100      1310           _0.05         diameter.
75          100      1550           _0.10

Cable Cutoff Wavelength (_ccf)             Mode-Field Diameter
_ccf _1260 nm                              9.30 plus or minus 0.50 _m at 1310 nm
                                           10.50 plus or minus 1.00 _m at
                                           1550 nm
Dispersion

Zero Dispersion Wavelength (_o): 1301.5 nm __ _1321.5 nm
Zero Dispersion Slope (So): _0.092 ps/(nm/2/.km)
Fiber Polarization Mode Dispersion Coefficient (PMD): _0.5 p/s/__km

Dispersion Calculation

ENVIRONMENTAL SPECIFICATIONS

Environmental Test Condition           Induced       Operating Temperature Range
                                 Attenuation (dB/km)     -60(degrees) C
                                                      to +85(degrees) C
Temperature Dependence           1310 nm       1550 nm
-60(degrees) to + 85(degrees) C   _0.05         _0.05
Temperature-Humidity Cycling
-10(degrees) C to + 85(degrees) C, up to 98% RH.
                                  _0.05         _0.05
Water Immersion, 23(degrees) C    _0.05         _0.05
Heat Aging, 85(degrees) C         _0.05         _0.05

DIMENSIONAL SPECIFICATIONS

Standard Length (km/reel): 2.2 - 25.2
 .Longer spliced lengths available at a premium.

Glass Geometry                          Coating Geometry
Fiber Curl: _2.0m radius of curvature       Coating Diameter: 245 plus or
                                            minus 10 _m
Cladding Diameter: 125.0 plus or minus
                         1.0_m              Coating-Cladding Concentricity_12_m
Core-Clad Concentricity: _0.8_m
Cladding Non-Circularity: _1.0%

Defined as:  Min. Cladding Diameter  x 100
             Max. Cladding Diameter

MECHANICAL SPECIFICATIONS

Proof Test:

The entire length of fiber is subjected to a tensile proof stress _ 100 kpsi (0.7 GN/m/2/)*.
* Higher proof test available at a premium.

PERFORMANCE CHARACTERIZATIONS

Characterized parameters are typical values.

Core Diameter:                          Refractive Index Difference:
8.3_m                                   0.36%

Numerical Aperture:                     Effective Group Index of Refraction
                                        (Neff):

0.13                                    1.4675 at 1310 nm
                                        1.4681 at 1550 nm
NA was measured at the one percent
power angle of a one-dimensional
far-field scan at 1310 nm.
                                        Fatigue Resistance Parameter (nd):
                                        _20

Zero Dispersion Wavelength (_o):
1312 nm

Zero Dispersion Slope (So):             Coating Strip Force:
0.090 ps/(nm/2/.km)                     Dry: 07 lbs. (3.2 N)
                                        Wet, 14 days room temperature:
                                        0.7 lbs. (3.2N)

Refractive Index Profile (typical fiber)
Title: [Table]  Graphic
Showing Refractive Index Profile (typical fiber)
D Refractive Index (%) on the Y-axis
--Radius (um) X-axis

Spectral Attenuation (typical fiber)
Title: [Table]-Graphic
Showing Special Attenuation (typical fiber) Attenuation (dB/Km) on the Y-axis Wavelength (nm)

COATINGS
 .Corning SMF-28 optical fiber also is available with CSB4 500_m coating.

[Table]
Ordering Information
Gives information about the ordering procedure to be followed when ordering Fiber Type Corning(C) SMF-28(TM)

CORNING
Corning Incorporated
Opto-Electronics Group
Corning, NY 14831 USA
Tel.: 800-525-2524
Fax: 800-FAX-CORNING

Corning Fiber is
Made in the USA.

                                   EXHIBIT C
               Fiber Splicing, Testing, and Acceptance Standards

   1.  General

       This exhibit defines the standard procedures for testing and acceptance of the fiber and splices. In general, the Constructing Party, will perform all tests as laid out in Paragraphs 2, 3, and 4. The tests should follow the requirements and meet the criteria as laid out in Paragraphs 5 and 6. The Constructing Party will use the test equipment and follow the testing standards as laid out in Paragraph 7. The Constructing Party will provide test data to the other parties according to the standards as laid out in Paragraph 8.

   2.  Initial Testing

       Initially, OTDR tests will be taken from one direction because both ends of the cable may not have connectors. As soon as fiber connectivity has
       been achieved   to both regen sites, the Constructing Party will verify
       and record the continuity of all fibers. During this time, the Constructing Party will take and record power level readings on all fibers at both wavelengths in both directions. The Constructing Party
       will then begin bi-directional OTDR testing of all fibers.    When
       requested in the following paragraphs, the Constructing Party will provide the other party with copies of the OTDR traces on diskette recorded according to the standards in Paragraph 8.

   3.  End-to-End Testing

       After the contractor has provided end-to-end connectivity on the fibers, bi-directional end-to-end testing will be done. Continuity tests will be done to verify that no fibers have been "frogged" or crossed in any of the splice points. Loss measurements will be recorded using a laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded. The Constructing Party will also store OTDR traces on diskette.

       A. It is imperative to verify that all fibers have one-to-one continuity on the new cable. This should be done at the fiber level, not just the pigtail level. For each pigtail, a HE-NE laser will be used to verify fiber color and buffer tube color. Once the fiber color and buffer tube color have been recorded, a laser light source will be attached and a power meter reading will be taken at the far end. Then at the far end, a HE-NE laser should be used to verify the fiber color and the buffer tube color of the fiber receiving the light. Then power level readings should be taken in the opposite direction. The power measurements should be made at both 1310 nm and 1550 nm.

       B. OTDR traces should be taken in both directions at both 1310 nm and 1550 nm. Loss measurements for each splice point should be measured and recorded in both directions. These loss values should then be averaged. The traces for all fibers should be recorded on diskette and provided to the other party.

   4.  Bi-directional Test Requirements

       The test requirements for the final bi-directional testing are as follows (for all testing, it is critical that all test connections are clean during all testing procedures):

       A. The continuity tests should prove that there is a one-to-one correspondence of all fibers. Any "frogs" or fibers that cross en route will be remedied by the Constructing Party.

       B. Bi-directional OTDR data will be the tool used to make final acceptance of the fibers. The average loss of each splice should not exceed 0. IO dB. Any splice points that exceed this value will be marked Out-of-Spec (OOS) and initialed by the other party's representative on the data sheet. The other party will then make a decision as to how to act upon this condition.

   5.  Optical Time Domain Reflectometry

       The OTDRs that are acceptable for testing are the Laser Precision TD1000A, TD2000 or TD3000, or equivalent. These must have a floppy disk
       drive for   storing the trace files.  Again, it should be noted that it is vital that during all these tests (OTDR, power meter, etc.) all connectors are clean. This can dramatically affect results if this is not resolved. The following settings should be used during the various tests:

       For all OTDRs, the following index of refraction setting should be used:

[Table]
1310 nm      1550 nm

For AT&T fiber         1.4659  1.4666
For Corning SMF-21     1.4640  1.4640
For Corning SMF-28     1.4675  1.4681
For Sumitomo fiber     1.4670  1.4670
For Corning SMF-LS      1.471   1.470

[Table]
Bi-     TD1000A      TD2000      TD3000
Directional

64 km Range  64 km Range        64 km Range

960 ns Pulse @ 1310    Long Pulse @ 1310  1 us Pulse@ 1310
(for high loss use                        (for high loss use 2 us)
1980 ns)

480 ns Pulse @ 1550 Medium Pulse @        500 ns Pulse @ 1550
                    1550

4m Resolution                              4m Resolution

Medium Averaging    Medium Scan            Medium Averaging

1310/1550 nm        1310/1550 nm           1310/1550 nm

       Note:
       For spans which are longer than 64 km between regens, a TD3000 will be required set at 128 km range setting. Bi-directional data will only be required at 1550 nm.

   6.  Recording Data

       Documentation standards and sheets for recording the cable information are in development.

                                   EXHIBIT D

                   Regenerator/Amplifier Site Specifications

   1.  General

       This specification is still in development. The intent of the span design is to accommodate either Standard Single Mode Fiber, or Non-Zero Dispersion Shifted Fiber.

   2.  Site Spacing

       Span spacing will be the minimum to allow optical amplification, regeneration, or wavelength division multiplexing. Geographic location of the sites is currently being determined. Preliminary guidelines stand at forty (40) miles with a seventy (70) mile maximum spacing between facilities that support regeneration / optical amplification.

   3.  Site Power

       Minimum AC power to the site shall be 240V, 200Arnp service.

   4.  Building Specifications

       Building shall be constructed of armor cast concrete with steel doors.

       If not paved, sites will be accessible with four wheel drive vehicles.

       Site will be fenced and topped with wire for security.

       Building dimensions (currently in design stage)

       Dual HVAC units will be installed that can carry the cooling load independently. Housekeeping alarms will be wired to allow multiple parties to access the alarms.

   5.  Specifications and Drawings

       Specifications and drawings showing location and groundings and system design for sites and buildings shall be provided to ELI within thirty
       (30) days of selection by ELI of sites for such building. ELI shall make all building site selection by no later than January 31, 1998.

                                   EXHIBIT E

                        As-Built Drawing Specifications

   1.  As Built Alignment Sheets

       Survey information (either from existing data or new information) will be put on drawings.

       Drawings will contain cable information, splice locations, assist point locations with permanent structures, survey stations, landowner information, conduit information, regen locations, and optical distances to each regen from each splice location.

       Drawings will be "blue lines" as such term is understood in the industry
       or in    CAD format revision 13.

       Drawings will be updated with actual field data during and after construction. Metro areas scale shall not exceed 1 "=200'.

       Rural areas scale shall not exceed 1 "=500'.

       Cable information shall include manufacturer and type of fiber and manufacturer and style of cable.

       Splice vaults and transmission sites to be GPS coded.


   2.  Regen/Amplifier Sites


       Floor plans showing rack placement and assignment shall be provided
       within   thirty (30) days after notice from ELI of its selection of enhanced maintenance on the regeneration/amplifier sites. Such notice from ELI shall be provided by no later than January 1, 1998.

                                   EXHIBIT F
                           Operations Specifications

   1.  General

       A. FTV as services provider ("Service Provider") shall operate and maintain a Network Control Center ("NCC") staffed twenty-four (24) hours a day, seven (7) days a week, by trained and qualified personnel.
       Service Provider shall maintain a toll-free telephone number to contact personnel at the NCC. Service Provider's NCC personnel shall dispatch maintenance and repair personnel along the System to handle and repair problems detected through the NCC's remote surveillance equipment, by the Service Recipient, or otherwise.

       B. Service Provider's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Service Provider shall use best reasonable efforts to have its first maintenance employee at the site requiring an emergency maintenance activity within two (2) hours from the time of alarm identification by Service Provider's NCC or notification by ELI (the "Service Recipient,"). Emergency maintenance is defined as any service affecting situations requiring an immediate response.

       C. Service Recipient shall utilize the attached Operations Escalation List, to report and seek immediate initial redress of exceptions noted in the performance of Service Provider in meeting maintenance service objectives.

       D. In performing its services hereunder, Service Provider shall take workmanlike care to prevent impairment to the signal continuity and performance of the System. The precautions to be taken by Service Provider shall include notification to Service Recipient. In addition, Service Provider shall reasonably cooperate with Service Recipient in sharing information and analyzing the disturbances regarding the cable and/or fiber facilities.

       E. Service Provider shall use its best efforts to notify Service Recipient ten (10) days prior to the date of any planned non-emergency fiber activity. In the event that a Service Provider planned activity is canceled or delayed for whatever reason as previously notified, Service Provider shall notify Service Recipient at Service Provider's earliest opportunity and will comply with the provisions of the previous sentence to reschedule any delayed activity.

       F. The Service Provider shall provide Service Recipient new or updated as built drawings within ninety (90) days of completion for any Cable relocations or other engineering changes affecting the Cable.

       G. In accordance with the Agreement, each party will be responsible for maintaining its own electronic equipment using company technicians or contracting with the other party or a third party. The Constructing Party will provide timely and reasonable access to all Sites where the other party is responsible to maintain its own electronic equipment on the Constructing Party's System. If the Constructing Party agrees to maintain the other party's electronic equipment, the other party shall provide equipment manuals for each site for all equipment to be maintained by the Constructing Party.

   2.  Facilities

       A. Service Provider shall provide all power and associated environmental control systems necessary at the common regenerator/optical amplifier/junctions buildings ("Buildings") in accordance with the following common facilities specifications:

       D.C. Power - When commercial AC power is present, D.C. voltage will be maintained at 54.0 VDC +1/-0.5 V and will not exceed 56VDC.

       Temperature and humidity in buildings will be controlled by commercially available HVAC equipment as would be appropriate for a manned site.

       Remote high and low temperature alarms will be provided for buildings and set for 85 degrees F and 65 degrees F respectively.

       B. Service Provider shall perform or cause a third party to perform appropriate routine maintenance on the Cable in accordance with Service Provider's then current preventative maintenance procedures. Service Provider's preventative maintenance procedures shall not substantially deviate from industry practice.

       C. Service Provider shall perform appropriate routine maintenance on the regen/amplifier buildings, DC powerplant and HVAC equipment and basic building safety equipment including alarms and emergency generators in accordance with Service Provider then current preventative maintenance procedures. Service Provider's preventative maintenance procedures shall not substantially deviate from industry practice.

       D. If Service Recipient is collocated in the same physical structure as Service Provider, Service Provider's NCC shall monitor the same housekeeping alarms, and in a similar fashion, as it does for the rest of its network, including, intrusion, high/low temperature, fire or smoke, toxic/explosive gas (where applicable), DC and commercial AC power, and high water (where applicable). Upon receipt of an alarm, Service Provider shall take appropriate action and immediately notify Service Recipient of a major service jeopardy situation. All housekeeping alarms will be wired in such a way to allow multiple parties (including the Service Recipient) to remotely access and monitor alarm status.

       E.  Service Provider shall use reasonable efforts to provide within four
       (4) hours after a power outage at a regenerator site emergency generators with sufficient capability to restore one (1) unit of all redundant HVAC systems and a sufficient number of rectifiers to carry the site load and recharge batteries.

       F. Service Provider shall by January 1, 1998, deliver an escalation list to Service Recipient.

   3.  Fiber and Cable

       A. Subject to the provisions of this Agreement and any underlying Right of Way Agreements that parties have entered into or may enter into,
       Service    Provider shall maintain or cause a third party to maintain the
       Cable in a good and operable condition and shall repair or cause a third party to repair the Cable in a workmanlike manner.

       B.  Service Provider shall patrol the route of the buried portion of the
       Cable    on a reasonable, routine basis and shall perform all required
       Cable locates.    Service Provider shall have qualified representatives
       on site at anytime another company is crossing the Cable or digging
       within five (5) feet of the Cable.    Service Provider shall belong to a
       state or regional one call center when available.

       C. Service Provider maintenance employees shall be responsible for correcting or repairing Cable discontinuity or damage, including, but not
       limited   to, the emergency repair of the Cable.  Service Provider shall use its best commercially reasonable efforts to repair Cable traffic
       discontinuity within four   (4) hours after the Service Provider
       maintenance employee's arrival at the problem site. Service Provider shall maintain sufficient capability to teleconference with Service Recipient during an emergency repair in order to provide continuous communication. Within twenty-four (24) hours after completion of an emergency repair, Service Provider shall commence its planning for permanent repair, shall notify Service Recipient of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available Planned Service Work Period (PSWP) weekend.

       D. Service Provider shall comply with the Cable splicing specifications as provided in the Exhibit C entitled "Fiber Cable Splicing, Testing and Acceptance Standards". Service Provider shall provide to Service
       Recipient any    modifications to these specifications for Service
       Recipient's approval, which shall not be unreasonably withheld, so long as the modifications do not deviate from industry standards.

       E. Service Provider's representatives that are responsible for initial restorations of a cut Cable shall carry on their vehicles the appropriate equipment to be usable to quickly put the Cable back together using a temporary slice. The objective is to get the Cable back in an operating condition in as little time as possible. Service Provider shall also maintain an inventory of spare Cable at strategic locations to facilitate timely restoration.

       F. The demarcation point is the Fiber distribution panel. Service Providers responsibility, with respect to maintenance and repair of the Fiber, will end at the demarcation point.

   4.  Planned Service Work Period (PSWP)

       Non-emergency work which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this
       work   should be scheduled after midnight and before 6:00 a.m., local
       time.  Major   system work such as fiber rolls and hot cuts will be
       scheduled for PSWP   weekends.  A calendar showing approved PSWP weekends
       will be agreed upon in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high traffic holidays. Other work such as power work or work within fiber bays shall be scheduled to occur after 6:00 p.m. local time.

   5.  Restoration

       A.  When restoring a cut Cable, the parties agree to work together to
       restore    all traffic as quickly as possible.  The Service Provider,
       immediately upon    arriving on the site of the cut, shall determine the
       course of action to be taken to restore the Cable and shall begin restoration efforts. The Service Provider shall initially splice a buffer tube of its choice containing the Service Provider's fibers. Once continuity is established allowing transmission systems to come back on line, the Service Provider shall begin splicing a buffer tube chosen by the Service Recipient. This process will continue until all fibers in all buffer fibers are spliced and all traffic restored. Service Provider repair and restoration efforts shall be conducted in a nondiscriminatory
       manner whereby no IRU owner, lessor,   customer or other System user
       (including the System owner) receives preferential repair or restoration service.

       B. Emergency restorations splicing has as its goal to get service up as quickly as possible. This requires the use of some type of mechanical splice such as the "3M Fiber Lock" to complete the temporary restorations. Permanent restorations will take place as soon as possible after the temporary splice is complete.

       C.  If at any time it becomes apparent that the service outage is going
       to    extend beyond eight (8) hours, the corresponding management of each company will work together to determine a plan to restore the Cable.

   6.  Addition of Drop / Splice Points

       A. Service Recipient will have no right to access Service Recipient IRU Fibers within the Service Provider Cable other than as provided herein. Service Recipient will provide Service Provider a request for the addition of a fiber drop point at an existing splice point (i.e., a point where a fiber is terminated on a system or where a splice occurs). Such request will detail the splice location and set forth the work required to be performed. Service Recipient will provide a spur cable adequate to reach the splice location with an additional length (minimum 25 meters) sufficient for Service Provider to splice into the Service Recipient IRU Fibers at the designated splice location.


       B. Service Recipient will obtain the necessary ROW Agreements (or other rights, if required) and be responsible for the installation of fiber cable connecting to the drop points.


       C. Service Recipient will pay to Service Provider all costs incurred by Service Provider associated with the addition of drop points within
       thirty (30)    days of receipt of invoice from Service Provider setting
       forth the calculation of   and including reasonable supporting
       documentation for such costs.


       D. Service Provider will not be obligated to add a drop point at a particular splice location if it determines, in its reasonable discretion, that there is likely to be a material adverse effect to its System or a significant technical impediment involved at such splice location. At Service Recipient's request, the nearest splice location at which such conditions do not exist will be used as an alternative.


       E.  Service Recipient will be responsible for all maintenance of spur
       fiber   cable connecting to the drop point.

                                   EXHIBIT G

                                   Colocation

   The parties shall enter into colocation agreements containing customary terms and conditions relating to the colocation of equipment described in this agreement. Any dispute as to the terms of such agreement shall be resolved through arbitration as set forth in the Agreement.

                                   EXHIBIT H

                             Passthrough Provisions

ARTICLE I.   DISCLAIMER OF WARRANTY
-----------------------------------

     LIMITATION OF LIABILITY [SYSTEM OWNER/PROVIDER] MAKES NO WARRANTY TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE INSTALLATION DESCRIPTION, QUALITY, MECHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY FIBERS OR ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

     IN NO EVENT SHALL [SYSTEM OWNER/PROVIDER] OR ANY CONTRACTOR PROVIDING MAINTENANCE AND REPAIR SERVICE FOR THE [SYSTEM OWNER/PROVIDER] BE LIABLE TO THE OTHER PARTY FOR DAMAGES FOR LOST OR PROSPECTIVE PROFITS, OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES AS A RESULT OF THE PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER OCCASIONED BY ANY REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE [SYSTEM OWNER/PROVIDER] OR CONTRACTOR, AND WHETHER OR NOT ARISING FROM SOLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY.

ARTICLE 2.   FORCE MAJEURE
--------------------------

     Service provider/owner shall not be in default under this Agreement with respect to any delay in such party's performance caused by any of the following conditions: (I) act of God, (ii) fire, (iii) flood, (iv) material shortage or unavailability not resulting from the responsible party's failure to timely place orders or take other necessary actions therefor, (v) government codes, ordinances, laws, rules, regulations or restrictions (collectively, "Regulations") (but not to the extent the delay caused by such Regulations could be avoided by rerouting the Cable if such a reroute was commercially reasonable), (vi) war or civil disorder, or (vii) any other cause beyond the reasonable control of such party. The party claiming relief under this Article shall promptly notify the other in writing of the existence of the event(s) (I) through (vii) relied on, the expected duration of the force majeure event, and the cessation or termination of said event. The party claiming relief under this Article shall exercise commercially reasonable efforts to minimize the time for any such delay.

                                      H-1